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                                                                     EXHIBIT 4.2

                               [FACE OF SECURITY]

                          POLAND COMMUNICATIONS, INC.

                      9 7/8% SERIES B SENIOR NOTE DUE 2003

                                                                CUSIP 730873-ACO


NO. __________                                                     $____________

     POLAND COMMUNICATIONS, INC., a New York corporation (the "Company", which term includes any successor under the Indenture hereinafter referred to), for
value received, promises to pay to                , or its registered assigns,
the principal sum of                ($          ), on November 1, 2003.

        Interest Rate:                             9 7/8% per annum.
        Interest Payment Dates:                    May 1 and November 1 of each year
                                                   commencing May 1, 1997.
        Regular Record Dates:                      April 15 and October 15 of each
                                                   year.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:                                     POLAND COMMUNICATIONS, INC.

                                          By:

                                            ------------------------------------
                                            Name: Robert E. Fowler, III
                                            Title:  Chief Executive Officer

     On the      day of             , 1997 before me personally came Robert E.
Fowler, III, to me known who, being by me duly sworn, did depose and say that he is Chief Executive Officer of Poland Communications, Inc. and that he signed his name to the foregoing instrument by authority of the Board of Directors of said corporation.

                                          By:
                                          --------------------------------------
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               (FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

     This is one of the 9 7/8% Series B Senior Notes due 2003 described in the within-mentioned Indenture.

                                          STATE STREET BANK AND TRUST
                                            COMPANY, as Trustee

                                          By:
                                          --------------------------------------
                                          Authorized Signatory

---------------
* Include only for Exchange Securities.

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                           [REVERSE SIDE OF SECURITY]

                          POLAND COMMUNICATIONS, INC.

                      9 7/8% SERIES B SENIOR NOTE DUE 2003

1. PRINCIPAL AND INTEREST; SUBORDINATION.

     The Company will pay the principal of this Security on November 1, 2003.

     The Company promises to pay interest on the principal amount of this Security on each Interest Payment Date, as set forth below, at the rate of 9 7/8% per annum, except that interest accrued on this Security pursuant to the penultimate paragraph of this Section 1 for periods prior to the applicable Exchange Date (as such term is defined in the Registration Rights Agreement referred to below) will accrue at the rate or rates borne by the predecessor Security hereto from time to time during such periods.

     Interest will be payable semiannually (to the holders of record of the Securities (or any predecessor Securities) at the close of business on the April 15 or October 15 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing May 1, 1997.

     Interest on this Security will accrue from the most recent date to which interest has been paid on this Security or the Security surrendered in exchange herefor or, if no interest has been paid, from October 31, 1996; provided that, if there is no existing default in the payment of interest and if this Security is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Securities.

2. METHOD OF PAYMENT

     The Company will pay interest (except defaulted interest) on the principal amount of the Securities on each May 1 and November 1 to the persons who are Holders (as reflected in the Security Register at the close of business on the April 15 and October 15 immediately preceding the Interest Payment Date), in each case, even if the Security is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Company will make payment to the Holder that surrenders this Security to any Paying Agent on or after November 1, 2003.

     The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal, premium, if any, and interest by its check payable in such money. The Company may mail an interest check to a Holder's registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.

3. PAYING AGENT AND SECURITY REGISTRAR.

     Initially, the Trustee will act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Security Registrar or co-registrar.

4. INDENTURE; LIMITATIONS.

     The Company issued the Securities under an Indenture dated as of October 31, 1996 (the "Indenture"), between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities

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include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

     The Securities are general obligations of the Company. The Indenture limits the aggregate principal amount of the Securities to $130,000,000.

5. OPTIONAL REDEMPTION UPON A PUBLIC EQUITY OFFERING.

     At any time on or prior to November 1, 1999, the Company may redeem up to a maximum of 33% of the initially outstanding aggregate principal amount of the Securities with some or all of the net proceeds of one or more Public Equity Offerings at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to such redemption, at least $87,000,000 aggregate principal amount of the Securities remains outstanding.

     Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Security Register. Securities in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest will cease to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the Redemption Price.

6. REPURCHASE UPON A CHANGE IN CONTROL AND ASSET SALES.

     (a) Upon the occurrence of a Change of Control, each holder of Securities shall have the right to require that the Company purchase such holder's Securities, in whole or in part in integral multiples of $1,000, at a purchase price in cash of 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates), and (b) upon the occurrence of an Asset Sale, the Company may be obligated to make an offer to purchase all or a portion of the outstanding Securities with a portion of the Net Cash Proceeds of such Asset Sale at a redemption price of 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

7. DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in registered form without coupons, in denominations of $1,000 and any integral multiple thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer or exchange of any Securities selected for redemption (except the unredeemed portion of any Security being redeemed in part). Also, it need not register the transfer or exchange of any Securities for a period of 15 days before a selection of Securities to be redeemed is made.

8. PERSONS DEEMED OWNERS.

     A Holder may be treated as the owner of a Security for all purposes.

9. UNCLAIMED MONEY.

     If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders

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entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

10. AMENDMENT; SUPPLEMENT; WAIVER.

     Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity or inconsistency and make any change that does not materially adversely affect the rights of any Holder.

12. RESTRICTIVE COVENANTS.

     The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness; (ii) Restricted Payments; (iii) issuances and sales of Subsidiary stock; (iv) transactions with Affiliates; (v) Liens; (vi) guarantees of Indebtedness by Subsidiaries; (vii) purchase of Securities upon a Change of Control, (viii) Asset Sales and disposition of the proceeds thereof; (ix) dividends and other payment restrictions affecting Subsidiaries; (x) investments in Unrestricted Subsidiaries (xi) merger and certain transfers of assets and (xii) lines of business. At the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.

13. SUCCESSOR PERSONS.

     When a successor person or other entity assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor person will be released from those obligations.

14. REMEDIES FOR EVENTS OF DEFAULT.

     If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Securities then outstanding, by written notice to the Company (and to the Trustee, if such notice is given by the Holders) may declare all the Securities to be immediately due and payable and upon any such declaration all such amounts payable in respect of the Securities shall become immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Securities and all such amounts payable in respect of the Securities shall automatically become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of at least a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power.

15. TRUSTEE DEALINGS WITH COMPANY.

     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.

16. AUTHENTICATION.

     This Security shall not be valid until the Trustee signs the certificate of authentication on the other side of this Security.

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17. ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

18. DEFEASANCE.

     The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Security or the covenants governing the Indebtedness represented by this Security, upon compliance by the Company with certain conditions set forth in the Indenture.

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

                           [FORM OF TRANSFER NOTICE]

     FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.

                    [THE FOLLOWING PROVISION TO BE INCLUDED
                              ON ALL CERTIFICATES
                       EXCEPT PERMANENT OFFSHORE PHYSICAL
                                 CERTIFICATES]

     In connection with any transfer of this Security occurring prior to the date which is the earlier of the date of an effective Registration Statement or October 31, 1999, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                  [Check One]

[ ] (a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       or

[ ] (b) this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 307 of the Indenture shall have been satisfied.

Date:
                                          NOTICE: The signature to this
                                          assignment must correspond with the
                                          name as written upon the face of the
                                          within-mentioned instrument in every
                                          particular, without alteration or any
                                          change whatsoever.

Signature Guarantee:

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

     The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
                                          NOTICE: To be executed by an executive
                                          officer

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                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Security purchased by the Company pursuant to
Section 1016 or Section 1017 of the Indenture, check the Box: [ ].

     If you wish to have a portion of this Security purchased by the Company pursuant to Section 1016 or Section 1017 of the Indenture, state the amount (in original principal amount) below:

                               $________________.

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

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